SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 18, 2001
                                  --------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

The following is a copy of a press release issued by General Motors Corporation's (GM's) 49% affiliate Isuzu on April 18, 2001 regarding the restructuring of Isuzu operations. In a conference call with securities analysts and the media on April 18, 2001, John Devine, Vice Chairman and Chief Financial Officer made the following observations with respect to Isuzu's press release. On March 31, 2001 the book value of GM's investment in Isuzu was $167 million. In accordance with accounting principles generally accepted in the United States of America, GM is required to reduce the book value of the investment by GM's share of Isuzu's losses until such investment is reduced to zero. Subsequently, GM would not be required to provide for additional losses of Isuzu unless GM has guaranteed obligations of Isuzu or otherwise committed to provide further financial support. Although GM has not committed to provide further financial support to Isuzu, GM continues to view Isuzu as a very important strategic partner and will continue to provide management support.

TRANSLATION

                    Announcement on the Downward Revision of
       Isuzu Consolidated/Non-consolidated Financial Performance Forecasts for Fiscal Year Ending March 2001

                                                                  April 18, 2001
                                                               Isuzu Motors Ltd.

In view of recent business performance,  Isuzu Motors Limited wishes to announce
following   adjustments  and  changes  in  the  forecasts  of  consolidated  and non-consolidated financial performance for fiscal year ending March 2001:

1.  Consolidated earnings:

    (1) Adjustments and changes made in the financial performance forecasts for fiscal year ending March 2001.
                                                   (Unit: Millions of Yen, or %)
        ------------------------------------------------------------------------
        Non-consolidated     Sales revenue     Working profit      Net Income
                                                   (loss)             (loss)
        ------------------------------------------------------------------------
        (A) Previous           1,530,000         (32,000)            (19,000)
            forecast
            as of Nov.
            2000
        ------------------------------------------------------------------------
        (B) Adjusted/          1,530,000         (50,000)            (67,000)
            changed as of
            Apr. 18, 2001
        ------------------------------------------------------------------------
        Changes (B - A)                0         (18,000)            (48,000)
        ------------------------------------------------------------------------
        Changes in %                   -               -                   -
        ------------------------------------------------------------------------
        Previous year's     1,506,642        (68,047)       (104,186)
        actual (ending
          Mar. 2000)
        ------------------------------------------------------------------------

        (2) Primary reasons of downward revision:
            a) Due to downward revision in non-consolidated earnings forecast
            b) Earnings shortfall due to intensifying sales competition in domestic market, etc.

2.  Non-consolidated earnings:

    (1) Adjustments and changes made in the financial performance forecasts for fiscal year ending March 2001.
                                                   (Unit: Millions of Yen, or %)
        ------------------------------------------------------------------------
        Consolidated         Sales revenue     Working profit      Net Income
                                                   (loss)            (loss)
        ------------------------------------------------------------------------
        (A) Previous             820,000          (5,000)            (11,500)
            forecast as of
            Nov, 2000
        ------------------------------------------------------------------------
        (B) Adjusted/            830,000         (11,000)            (58,000)
            changed as of
            Apr. 18, 2001
        ------------------------------------------------------------------------
        Changes (B - A)           10,000          (6,000)            (46,500)
        ------------------------------------------------------------------------
        Changes in %                 1.2               -                   -
        ------------------------------------------------------------------------
        Previous year's       836,123        (55,412)       (103,861)
        actual (ending
          Mar. 2000)
        ------------------------------------------------------------------------

    (2) Primary reasons of downward revision:
        a) On working profit basis, due to increase of sales incentives to cope with intensifying competition in domestic market, etc.
        b) On net income basis, due to evaluation losses related to the promotion of structural reform of domestic dealerships. Due to investment evaluation loss as a result of accounting change to the mark-to-market method for the portfolio investments. Due to evaluation loss on machine and equipment, in anticipation of future realignment of some manufacturing operations.

3.  Miscellaneous

    Isuzu Motors is now developing a Mid-term Business Plan with an aim of restructuring and ensuring stable growth in the future. Further details, as well as the performance outlook, will be announced upon formal earnings report for FY00 in late May.


                                   * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 20, 2001
        --------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)